UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 20, 2016

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of principal executive offices)

314-594-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On October 20, 2016, Edgewell Personal Care Netherlands B.V. ("Edgewell Netherlands") terminated its commitments under that certain Credit Agreement, dated as of June 12, 2015, as amended (the "Credit Agreement"), among Edgewell Netherlands, Edgewell Personal Care Company, the lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent for the lenders and repaid all outstanding loans and other obligations under the Credit Agreement in full, in the amount of approximately €251.3 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: October 20, 2016